Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Lifezone Metals Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Ordinary Shares, par value $0.0001 per share (2)	457(c) and 457(f)(1)	35,793,600	$10.5825	(7)	$378,785,772.00	0.0001102	$41,742.19
Fees to be Paid	Equity	Ordinary Shares, par value $0.0001 per share (3)	457(f)(2)	29,626,817	$33.33 per million shares	(8)	$987.56	0.0001102	$0.11

Fees to be Paid	Equity	Warrants (4)	457(c) and 457(f)(1)	14,467,500	$0.715	(9)	$10,344,262.50	0.0001102	$1,139.94

Fees to be Paid	Equity	Ordinary Shares, par value $0.0001 per share, issuable upon exchange of Warrants (5)(6)	457(g)	14,467,500	$11.50	(10)	$166,376,250.00	0.0001102	$18,334.66
		Total Offering Amounts					$555,507,272.06		$61,216.90
		Total Fees Previously Paid							—
		Net Fee Due							$61,216.90

(1)	All securities being registered are issued by Lifezone Metals Limited, an Isle of Man company (“Lifezone Metals”), in connection with the proposed business combination described in the enclosed proxy statement/prospectus among Lifezone Metals, GoGreen Investments Corporation, a Cayman Islands exempted company (“GoGreen”), GoGreen Sponsor 1 LP, a Delaware limited partnership (the “Sponsor”), Aqua Merger Sub, a Cayman Islands exempted company and wholly owned direct subsidiary of Lifezone Metals, and Lifezone Holdings Limited, an Isle of Man company. Capitalized terms used but not defined in this filing fee table have the respective meanings given to them in the enclosed proxy statement/prospectus.

(2)	Consists of (a) up to 27,600,000 Lifezone Metals Ordinary Shares that may be issued to GoGreen Public Shareholders holding Class A ordinary shares of GoGreen, (b) 5,175,000 Lifezone Metals Ordinary Shares to be issued to the Sponsor upon conversion of Class B ordinary shares of GoGreen, (c) 1,335,000 Lifezone Metals Ordinary Shares to be issued to the Sponsor upon conversion of the Class A ordinary shares of GoGreen issued in the Private Placement and (d) up to 1,725,000 Lifezone Metals Ordinary Shares that may be issued to the Sponsor after consummation of the Proposed Transactions pursuant to the earnout provisions of the Business Combination Agreement described in the enclosed proxy statement/prospectus. The number of Lifezone Metals Ordinary Shares to be issued to the Sponsor has been reduced by the 41,400 Lifezone Metals Ordinary Shares forfeited in connection with the repayment of the Second Extension Note to Lifezone Limited.

(3)	Consists of (a) up to 4,554,765 Lifezone Metals Ordinary Shares that may be issued to holders of LHL Equity Awards and (b) up to 25,072,052 Lifezone Metals Ordinary Shares that may be issued to LHL Shareholders after consummation of the Proposed Transactions pursuant to the earnout provisions of the Business Combination Agreement described in the enclosed proxy statement/prospectus.

(4)	Consists of warrants of Lifezone Metals issuable in the Proposed Transactions in exchange for (a) 13,800,000 GoGreen Public Warrants and (b) 667,500 GoGreen Private Placement Warrants.

(5)	Consists of Lifezone Metals Ordinary Shares issuable upon exercise of warrants of Lifezone Metals.

(6)	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(7)	Based on the average of the high and low trading prices of the Class A ordinary shares of GoGreen on April 12, 2023, pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act.

(8)	LHL is a private company, no market exists for its securities and it has an accumulated deficit. Therefore, pursuant to Rule 457(f)(2) under the Securities Act, the proposed maximum offering price per share is one-third of the par value per share ($0.0001) of the Lifezone Metals Ordinary Shares being issued (or issuable) to LHL Shareholders pursuant to the Business Combination Agreement.

(9)	Based on the average of the high and low trading prices of the GoGreen Public Warrants on April 12, 2023, pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act.

(10)	Based on the exercise price of the GoGreen warrants, pursuant to Rule 457(g) promulgated under the Securities Act.